EXHIBIT 99
                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG


                             HERLIN INDUSTRIES, INC.

                                    AS BUYER

                                       AND

                             CERTAIN STOCKHOLDERS OF
                         CATALYST ENERGY SERVICES, INC.

                                   AS SELLERS



                                NOVEMBER 18, 1996

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                               TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS

      1.1   Definitions......................................................1
      1.2   Other Terms......................................................5
      1.3   Other Definitional Provisions....................................5

                                  ARTICLE II
                              PURCHASE AND SALE

      2.1   Transfer of Shares...............................................6
      2.2   Consideration....................................................6

                                 ARTICLE III
                                   CLOSING

      3.1   Closing..........................................................6
      3.2   Escrow Funds.....................................................7

                                  ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

      4.1   Organization and Existence.......................................7
      4.2   Capitalization of the Company and the Subsidiaries...............8
      4.3   Authorization and Validity of Agreement..........................9
      4.4   No Conflict......................................................9
      4.5   Laws and Regulations; Litigation.................................9
      4.6   No Default......................................................10
      4.7   Financial Statements............................................10
      4.8   No Adverse Changes..............................................10
      4.9   Liabilities.....................................................12
      4.10  Taxes...........................................................12
      4.11  Receivables.....................................................13
      4.12  Intellectual Property...........................................13
      4.13  Fixed Assets....................................................13
      4.14  Other Assets....................................................14
      4.15  Contracts and Agreements; Adverse Restrictions..................14

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      4.16  Title and Liens.................................................15
      4.17  Insurance.......................................................16
      4.18  Personnel.......................................................16
      4.19  Benefit Plans and Labor Matters.................................16
      4.20  Copies Complete.................................................21
      4.21  Bank Accounts...................................................21
      4.22  Accurate and Complete Records...................................21
      4.23  Brokerage Arrangements..........................................22
      4.24  Environmental Matters...........................................22
      4.25  Indebtedness....................................................23
      4.26  Computer Software...............................................23
      4.27  Customers.......................................................24
      4.28  Suppliers.......................................................24
      4.29  Product Liability...............................................24
      4.30  No Misleading Statements........................................24

                                  ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      5.1   Organization and Existence......................................25
      5.2   Authority and Approval..........................................25
      5.3   No Conflict.....................................................25
      5.4   Litigation......................................................25
      5.5   Brokerage Arrangements..........................................26
      5.6   Securities Law Compliance.......................................26

                                  ARTICLE VI
           ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

      6.1   Certain Changes.................................................27
      6.2   Operations......................................................28
      6.3   Access..........................................................29
      6.4   Conduct of Business; Business Organization......................30
      6.5   Reasonable Business Efforts.....................................30
      6.6   Confidentiality.................................................30
      6.7   Additional Disclosures and Information..........................30
      6.8   Transfer........................................................30
      6.9   Designated Representative.......................................31
      6.10  Change of Company Name..........................................32

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      6.11  Cash-Out Merger.................................................32
      6.12  No Negotiations.................................................33

                                 ARTICLE VII
                            CONDITIONS TO CLOSING

      7.1   Conditions to the Obligation of the Purchaser...................33
      7.2   Conditions to the Obligation of the Selling Stockholders........37

                                 ARTICLE VIII
                       EMPLOYEES AND EMPLOYEE BENEFITS

      8.1   Status of Employees.............................................39
      8.2   Certain Benefits of Employees...................................39

                                  ARTICLE IX
                                 TERMINATION

      9.1   Events of Termination...........................................39
      9.2   Effect of Termination...........................................40
      9.3   Survival........................................................41

                                  ARTICLE X
                               INDEMNIFICATION

      10.1  Indemnification of the Selling Stockholders.....................42
      10.2  Indemnification of the Purchaser................................42
      10.3  Demands.........................................................42
      10.4  Right to Contest and Defend.....................................43
      10.5  Cooperation.....................................................43
      10.6  Right to Participate............................................43
      10.7  Payment of Damages..............................................44
      10.8  Limitations on Indemnification..................................44

                                  ARTICLE XI
                                  MEDIATION

      11.1  Direct Negotiation..............................................44
      11.2  Mediator........................................................45

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      11.3  Mediation Procedure.............................................45
      11.4  Release.........................................................46
      11.5  Compromise Negotiation..........................................46
      11.6  Costs of Mediation..............................................47
      11.7  Termination of Mediation........................................47
      11.8  Mandatory Binding Arbitration...................................47
      11.9  Injunctive Relief...............................................48

                                 ARTICLE XII
                                MISCELLANEOUS

      12.1  Expenses........................................................48
      12.2  Notices.........................................................48
      12.3  Governing Law...................................................49
      12.4  Public Statements...............................................49
      12.5  Form of Payment.................................................49
      12.6  Entire Agreement; Amendments and Waivers........................50
      12.7  Binding Effect and Assignment...................................50
      12.8  Severability....................................................50
      12.9  Headings and Schedules..........................................50
      12.10 Multiple Counterparts...........................................51


EXHIBITS:

Exhibit A   -     Escrow Agreement
Exhibit B1  -     Noncompetition Agreement with Andrew Cormier
Exhibit B2  -     Noncompetition Agreement with Mike Richards
Exhibit B3  -     Noncompetition Agreement with Gary Farr
Exhibit B4  -     Noncompetition Agreement with Catalyst Capital Partners I, Ltd
Exhibit B5  -     Noncompetition Agreement with The Catalyst Group, Inc.

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SCHEDULES:

Schedule 4.1      -     Organization and Existence
Schedule 4.2      -     Capitalization of the Company and its Subsidiaries
Schedule 4.4      -     No Conflict
Schedule 4.5      -     Laws and Regulations; Litigation
Schedule 4.6      -     No Default
Schedule 4.7      -     Financial Statements
Schedule 4.8      -     No Adverse Changes
Schedule 4.9      -     Liabilities
Schedule 4.10     -     Taxes
Schedule 4.11     -     Receivables
Schedule 4.12     -     Intellectual Property
Schedule 4.13     -     Fixed Assets
Schedule 4.14     -     Other Assets
Schedule 4.15     -     Contracts and Agreements; Adverse Restrictions
Schedule 4.16     -     Title and Liens
Schedule 4.17     -     Insurance
Schedule 4.18     -     Personnel
Schedule 4.19     -     Benefit Plans and Labor Matters
Schedule 4.21     -     Bank Accounts
Schedule 4.24     -     Environmental Matters
Schedule 4.25     -     Indebtedness
Schedule 4.27     -     Customers
Schedule 4.28     -     Suppliers
Schedule 4.29     -     Product Liability

                           STOCK PURCHASE AGREEMENT



      This Stock Purchase Agreement ("Agreement") is made and entered into as of the 18th day of November 1996, by and among Herlin Industries, Inc., a Delaware corporation (the "Purchaser") and those stockholders of Catalyst Energy Services, Inc., a Delaware corporation (the "Company"), named on the signature pages hereto (collectively, the "Selling Stockholders").

                             W I T N E S S E T H:

      WHEREAS, the Selling Stockholders collectively own 12,704,298 shares (the "Common Stock") of the issued and outstanding shares of common stock, par value $.01 per share, of the Company and all of the issued and outstanding shares of Series A Preferred Stock of the Company, $.01 par value per share (the "Preferred Stock" and collectively with the Common Stock, the "Shares"); and

      WHEREAS, the Purchaser desires to acquire the Shares and the Selling Stockholders have agreed to sell the Shares to the Purchaser on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      1.1 DEFINITIONS. As used herein, the following terms have the meanings set forth below:

      "Affiliates": with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors of such Person), controlled by, or under direct or indirect common control with, such Person.

      "Agreement":  as defined in the preamble.

      "Balance Sheet":  as defined in Section 4.7.

      "Balance Sheet Date":  as defined in Section 4.7.

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      "Cash Consideration":  as defined in Section 2.2.

      "CDI": Compressor Dynamics, Inc., a Delaware corporation.

      "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Claim":  as defined in Section 10.3.

      "Closing":  as defined in Section 3.1.

      "Closing Date":  as defined in Section 3.1.

      "COBRA": the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code": the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

      "Common Stock": 12,704,298 shares of common stock, $.01 par value, of the Company owned by the Selling Stockholders in the amounts set forth on the signature pages hereto.

      "Company":  Catalyst Energy Services, Inc., a Delaware corporation.

      "Company Group":  as defined in Section 4.19.

      "Company Plans":  as defined in Section 4.19.

      "Damages": collectively, damages, penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including counsel fees and expenses of investigation, defending and prosecuting litigation.

      "Encumbrances":  as defined in Section 4.16.

      "Environmental Claims": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or other adversarial proceedings relating to any Environmental Law or Environmental Permit including, without limitation (i) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other similar actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by a third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

      "Environmental Law": any federal state, local or foreign statute, law, rule, regulation, ordinance, code, policy (compliance with which is required by law or if the failure to comply therewith would be reasonably foreseeable to result in adverse administrative action) or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 ET SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss. 11001 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ.; the Toxic Substance Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 5101 ET SEQ.; the Atomic Energy Act, as amended, 42 U.S.C. ss. 2011 ET SEQ.; and any laws regulating the use oF biological agents or substances including medical or infectious wastes and the corresponding foreign, state and local laws, regulations and ordinances which may be applicable, as any such acts may be amended.

      "Environmental Permits": all permits, approvals, registrations, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

      "ERISA":  the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agreement":  as defined in Section 3.2.

      "Escrow Funds":  as defined in Section 3.2.

      "Financial Statements":  as defined in Section 4.7.

      "Hazardous Substances": (i) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "regulated substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," or "pesticides" as defined as such in any applicable Environmental Law; (ii) any radioactive materials, asbestos-containing materials; urea formaldehyde

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foam insulation, and radon in harmful quantities or concentration; and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by any governmental authority on the basis of potential hazards.

      "Landlord":  A landlord or lessor under a Real Property Lease.

      "Leased Real Property": Real property leased and other rights, title and interest acquired by the tenant or lessee under a Real Property Lease.

      "Multiemployer Plan":  as defined in Section 4.19.

      "MVSI": Manifold Valve Services, Inc., a Delaware corporation.

      "Party" or "Parties":  as defined in Section 11.1.

      "Permitted Encumbrances": (i) encumbrances consisting of easements, permits and other restrictions or limitations on the use of real property that do not materially detract from the value of, or materially impair the use of, such property by the Company or the Subsidiaries in the operation of the Business, and that do not materially adversely affect the marketability or insurability of the property affected, (ii) encumbrances for current taxes, assessments or governmental charges, statutory liens or levies on property not yet due and delinquent, and (iii) encumbrances created by Purchaser.

      "Person": any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or other department or agency thereof or other entity.

      "Preferred Stock": 319,174 shares of Series A preferred stock, $.01 par value, of the Company owned by Catalyst Capital Partners I, Ltd.

      "Prepayment": as defined in Section 2.2.

      "Purchaser":  Herlin Industries, Inc., a Delaware Corporation.

      "Qualified Plan": a Company Plan which purports to meet the requirements of Section 401(a) of the Code.

      "RCRA":  the Resource Conservation and Recovery Act, as amended.

      "Real Property Lease":  A lease of real property listed on Schedule 4.16.

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      "Representative": Catalyst Compressor, Inc., as the designated representative of the Selling Stockholders pursuant to Section 6.9 hereof.

      "Seller Percentages": the percentage ownership of the Common Stock by the Selling Stockholders as shown on the signature pages hereto.

      "Selling Stockholder": each stockholder of the Company who is a party to this Agreement as evidenced by such stockholder's signature on the signature pages hereto attached to this Agreement.

      "Shares": the Common Stock and the Preferred Stock.

      "Subsidiaries":  MVSI and CDI.

      "Taxes": all federal, foreign, state or local, net or gross income, gross receipts, sales, use, real property gains or transfer, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts, and liability for the payment of any consolidated or combined tax including, without limitation, any liability imposed pursuant to Treasury Regulations Section 1.1502-6, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto.

      1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

      1.3   OTHER DEFINITIONAL PROVISIONS.

            (a) The words "hereof," "herein," and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise.

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            (d) Reference to the "best knowledge" of a Person or words of similar import shall mean the actual or constructive best knowledge of such Person after reasonable due diligence as to the facts and circumstances addressed.


                                  ARTICLE II
                               PURCHASE AND SALE

      2.1 TRANSFER OF SHARES. Pursuant to the terms of this Agreement, on the Closing Date, the Selling Stockholders will sell, transfer, convey and assign the Shares and deliver to the Purchaser certificates representing the Shares, together with stock powers duly endorsed by the Selling Stockholders so that the Shares may be duly registered in the Purchaser's name.

      2.2 CONSIDERATION. Upon the execution hereof, Purchaser shall pay to the Representative for the benefit of the Selling Shareholders, in accordance with
Section 6.9 hereof, and as partial consideration for the purchase of the Shares, the sum of $200,000 (the "Prepayment"), which Prepayment is allocated $193,070 to the Common Stock on a pro rata basis and $6,930 to the Preferred Stock on a pro rata basis. On the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser will pay an additional $8,699,939 for the purchase of the Common Stock and an additional $312,244 for the purchase of the Preferred Stock (together, the "Cash Consideration"), which Cash Consideration when aggregated with the Prepayment shall be a payment of $.70 per share of Common Stock and $1.00 per share of Preferred Stock.


                                  ARTICLE III
                                    CLOSING

      3.1 CLOSING. Subject to the conditions set forth in Article VII, the closing (the "Closing") of the acquisition of the Shares contemplated hereby shall be held at the offices of Bracewell & Patterson, L.L.P. at 711 Louisiana Street, Suite 2900, Houston, Texas 77002 on December 3, 1996 commencing at 9:00 a.m., Houston, Texas time or on such other date as the Purchaser and the Representative may otherwise agree (any such date being, the "Closing Date"). At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events:

            (a) the Selling Stockholders shall deliver to the Purchaser certificates representing the Shares, duly endorsed in blank for transfer, or with appropriate stock powers in blank attached, and all of the other deliveries required pursuant to Section 7.1; and

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            (b) the Purchaser shall pay to the Selling Stockholders the Cash
      Consideration, subject to the Escrow withholding contemplated in Section 3.2, and make all of the deliveries required pursuant to Section 7.2.

      3.2 ESCROW FUNDS. The sum of $.03936 for each share of Common Stock for an aggregate of $500,000 (the "Escrow Funds"), shall be withheld by the Purchaser at Closing and deposited in an escrow account with Southwest Bank of Texas, N.A. to be governed by the terms of the Escrow Agreement, dated the Closing Date by and among the Purchaser, the Representative, and Southwest Bank of Texas, N.A. and attached hereto as Exhibit A (the "Escrow Agreement"). The purpose of the Escrow Funds, as more fully set forth in the Escrow Agreement, shall be to provide readily accessible funds to reimburse the Purchaser, the Company or any of the Subsidiaries, as the case may be, for any liability of the Selling Stockholders to Purchaser for Taxes and Damages payable by the Selling Stockholders; provided, however, that the deposit of the Escrow Funds shall not be deemed to limit any liability the Selling Stockholders may have hereunder to the Purchaser. Pursuant to the Escrow Agreement, the Escrow Funds shall be released to the Selling Stockholders within 16 months of the Closing Date except to the extent of any claims made within such 16 months.


                                  ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

      The Selling Stockholders hereby represent and warrant to the Purchaser that as of the date hereof:

      4.1 ORGANIZATION AND EXISTENCE. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted. The Company owns all of the issued and outstanding shares of the Subsidiaries. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing in its respective state of incorporation and each has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. The Company and the Subsidiaries are duly licensed or qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which, to the best knowledge of the Selling Stockholders, the character of the properties and assets now owned or held by them or the nature of the business now conducted by them requires them to be so licensed or qualified and where the failure so to qualify might reasonably be expected to affect materially and adversely the business, financial condition or results of operations of the Company or the Subsidiaries. Schedule 4.1 contains a list of each jurisdiction in which the Company and the Subsidiaries are duly licensed or qualified to do business as a foreign corporation. Except as disclosed to the Purchaser in Schedule 4.1, the Company and the Subsidiaries have no direct or indirect investment or interest in or control over any other corporation, partnership, joint venture or other business entity.

      4.2   CAPITALIZATION OF THE COMPANY AND THE SUBSIDIARIES.

            (a) The entire authorized capital stock of the Company consists of
(i) 225,000,000 shares of common stock, $.01 par value per share, of which 12,957,223 shares are issued and outstanding, fully paid and nonassessable (based upon full tender and conversion of 1,926,423 shares of Common Stock, $.01 par value, of Catalyst Valve Services, Inc. shares pursuant to the 1994 reverse stock split which shares have not as of the date hereof been tendered by certain stockholders of Starstream Communications Group, Inc., none of whom are among the Selling Stockholders), and (ii) 5,000,000 shares of Preferred Stock of the Company of which 319,174 shares are issued and outstanding shares. Each Selling Stockholder severally but not jointly represents and warrants to the Purchaser as to himself or itself only that: (i) the Shares are owned beneficially and of record by such respective Selling Stockholder, as set forth on Schedule 4.2, free and clear of all security interests, liens, charges, encumbrances, subscriptions, calls, warrants, options and rights of others of any kind, and
(ii) such Selling Stockholder owns the number of shares set forth opposite its name on the signature pages attached hereto.

            (b) The entire authorized capital stock of each of the Subsidiaries consists of the shares of common stock identified in connection with each of the Subsidiaries in Schedule 4.2. All of such shares of the Subsidiaries are issued and outstanding and are fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind (issued or granted by, or binding upon, the Selling Stockholders, the Company or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in the Company or any of the Subsidiaries. Except as set forth in Schedule 4.2 with respect to liens or security interests that will be removed at the Closing, each Selling Stockholder represents that he or it as to himself or itself only has full legal right to sell, assign and transfer his or its respective Shares to the Purchaser and will, upon delivery of the Shares to the Purchaser pursuant to the terms hereof, transfer to the Purchaser good and valid title to such Shares free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreements and calls and commitments of every kind.

            (c) There are no Affiliates of the Company or the Subsidiaries except for certain Selling Stockholders and the Company, respectively.

      4.3 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of the Selling Stockholders, as to himself or itself only, represents that: (i) he or it has full legal capacity to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      4.4 NO CONFLICT. Except as set forth in Schedule 4.4 hereto, each Selling Stockholder, as to himself or itself only, represents that this Agreement and the execution and delivery hereof by the Selling Stockholders do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of such Selling Stockholder, the Company or the Subsidiaries; (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to such Selling Stockholder, the Company or the Subsidiaries; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage or lien, or, except as set forth in Schedule 4.4, any agreement, contract, commitment or instrument to which such Selling Stockholder, the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any property of such Selling Stockholder, the Company or any of the Subsidiaries is subject; or (iv) result in the creation of any lien, charge or encumbrance on the assets of the Company or any of the Subsidiaries under any such indenture, mortgage, lien, lease, agreement or instrument.

      4.5 LAWS AND REGULATIONS; LITIGATION. Except as set forth in Schedule 4.5, and except for those violations which would not reasonably be expected to materially affect adversely the businesses, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, to the best knowledge of the Selling Stockholders neither the Company nor either of the Subsidiaries is in violation of or in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to it. Except to the extent set forth in Schedule 4.5 or 4.9, there are no claims, fines, actions, suits, demands, investigations or proceedings pending or, to the best knowledge of the Selling Stockholders, threatened against or affecting the Company or any of the Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or the Subsidiaries. To the best knowledge of the Selling Stockholders, the Company and the Subsidiaries have conducted and are conducting their businesses (including, without limitation, operation of the facilities of the Company and the Subsidiaries) in compliance with, and are in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, permit applications, licenses, orders, approvals, variances, rules and regulations applicable to them.

      4.6 NO DEFAULT. Except as set forth in Schedule 4.6, neither the Company nor any of the Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency, or (iii) any other agreement, except for such defaults and conditions that, individually or in the aggregate, are insignificant to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

      4.7 FINANCIAL STATEMENTS. Attached as Schedule 4.7 are copies of the Company's (i) unaudited consolidated balance sheet (the "Balance Sheet") dated as of June 30, 1996 (the "Balance Sheet Date") and the related consolidated statement of income, cash flows and stockholders' equity for the quarter ended June 30, 1996, and (ii) audited consolidated balance sheet as of December 31, 1995 and the related audited consolidated statement of income, cash flows and stockholders' equity for the fiscal year then ended (including in all cases the notes thereto) (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied except as noted therein and except, in the case of unaudited interim financial statements, for normal year-end adjustments, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates set forth therein and the results of operations and cash flows for the Company and its consolidated Subsidiaries for the respective fiscal periods set forth therein.

      4.8 NO ADVERSE CHANGES. Except as disclosed in Schedule 4.8, and except for matters that generally affect the economy or the industry in which the Company is engaged, since the Balance Sheet Date there have been no material adverse changes in (i) the assets, liabilities or financial condition of the Company and the Subsidiaries, taken as a whole, from that set forth in the Financial Statements or (ii) the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. Since the Balance Sheet Date, the Company and the Subsidiaries have not:

      (i) made any material change in the conduct of their businesses and operations, or their financial reporting and accounting methods;

      (ii) other than in the ordinary course of business, entered into any contract or agreement or terminated or amended in any material respect, or been in default in any material respect under any material contract or agreement to which the Company or any of the Subsidiaries is a party;

      (iii) declared, set aside or paid any dividends, or made any distributions (in cash or other property), in respect of their equity securities, or repurchased, redeemed or otherwise acquired any such securities;

      (iv) merged into or with or consolidated with any other corporation or acquired all or substantially all of the business or assets of any corporation, person or other entity;

      (v) made any change in their charter documents, bylaws or equivalent governing instruments;

      (vi) purchased any securities of any corporation, person or entity, except short term debt securities of governmental entities and banks, or made any investment in any corporation, partnership, joint venture or other business enterprise;

      (vii) increased the indebtedness of, or incurred any obligation or liability, direct or indirect, for, the Company or any of the Subsidiaries other than the incurrence of liabilities pursuant to existing agreements in the ordinary course of business consistent with past practices; provided, however, that in no event has the Company or the Subsidiaries incurred any new or additional obligation or liability for funded indebtedness in amounts (in the aggregate) greater than as reflected on the Balance Sheet;

      (viii)sold, leased or otherwise disposed of any of their assets other than the sale of their assets in the ordinary course of business pursuant to existing contracts;

      (ix) purchased, leased or otherwise acquired any property of any kind whatsoever other than in the ordinary course of business;

      (x) allowed or permitted the expiration, termination or cancellation at any time prior to the Closing of any of the insurance policies listed in Schedule 4.17, unless it was replaced, with no loss of coverage, by a reasonably comparable insurance policy;

      (xi) implemented or adopted any change in their tax methods, principles or elections;

      (xii) granted any new Encumbrance (except a Permitted Encumbrance) on any of their assets or allowed any such Encumbrance (except a Permitted Encumbrance) to occur or to be created;

      (xiii)granted any subscriptions, options, convertible securities, warrants, calls or rights of any kind (issued, contracted for or granted by, or binding upon, either the Company or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in the Company or the Subsidiaries;

      (xiv) issued any equity securities; or

      (xv)  committed to do any of the foregoing.

      4.9 LIABILITIES. To the best knowledge of the Selling Stockholders, except as set forth on Schedule 4.9, another schedule hereto, or as otherwise set forth on the Balance Sheet or reflected in the notes thereto, neither the Company nor any of the Subsidiaries has any obligation or liability material to the Company and the Subsidiaries, taken as a whole (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), other than (i) contractual liabilities incurred in the ordinary course of business which are not required to be disclosed on the Financial Statements and (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business, consistent with past practices, and are set forth on Schedule 4.9 to the extent that any such single contractual liability or other liability involves $25,000 or more individually. It is agreed and understood by each Selling Stockholder that this Section 4.9 does not negate or qualify in any respect any other representation or warranty of the Selling Stockholders made in this Agreement.

      4.10 TAXES. The financial and taxable results of operations of the Company and the Subsidiaries have been reflected in the consolidated federal income tax return of the affiliated group of corporations having the Company as its common parent for the taxable year ended December 31, 1995. The Company and the Subsidiaries have caused to be duly filed in a timely manner (taking into account all extensions of due dates) with the appropriate federal, state, local and other governmental authorities all returns, information returns or statements, and reports with respect to Taxes which are required to be filed by or with respect to the Company and the Subsidiaries, and have caused to be paid or deposited or have made adequate provision in accordance with generally accepted accounting principles consistently applied for the payment of all Taxes (including estimated Taxes) required with respect to the periods covered by such returns, statements or reports or by any taxing authority. Adequate provision has been made for all Taxes due with respect to the Company and the Subsidiaries for all periods through October 31, 1996, and as applicable through the end of the month preceding the Closing Date. Except as set forth in
Schedule 4.10, and except for tax liens securing the payment of taxes not yet due and payable, (i) there are no tax liens upon any assets of the Company or the Subsidiaries, (ii) there are no outstanding agreements or waivers by or with respect to the Company or the Subsidiaries extending the period for assessment or collection of any Taxes, (iii) there is no pending action, proceeding or investigation, and, to the best knowledge of each Selling Stockholder, no action, proceeding or investigation has been threatened by any governmental authority, for assessment or collection of Taxes with respect to the Company or the Subsidiaries and (iv) no claim for assessment or collection of Taxes has been asserted and no actual or proposed assessment has been made against the respective Selling Stockholders, as to himself or itself only, the Company or any of the Subsidiaries with respect to the Taxes of the Company or the Subsidiaries.

      4.11 RECEIVABLES. Schedule 4.11 lists all notes and accounts receivable of the Company and the Subsidiaries as of the date hereof (to be updated through the month ended preceding the Closing Date). Schedule 4.11 specifically indicates all such notes and accounts receivable from any Affiliate of the Company or the Subsidiaries.

      4.12 INTELLECTUAL PROPERTY. Schedule 4.12 contains a list of all patents, trademarks, trade names, brand names and copyrights (in each case, whether issued or pending), and all licenses or rights in favor of the Company or any of the Subsidiaries with respect to any of the foregoing, owned or possessed by the Company or any of the Subsidiaries, all of which are in good standing and are free and clear of all liens and encumbrances of any nature. To the best knowledge of the Selling Stockholders, neither the Company nor its Subsidiaries infringe any patent, copyright or trademark rights of others. All technical information developed and belonging to the Company and Subsidiaries which has not been patented, to the best knowledge of the Selling Stockholders, has been kept confidential in accordance with reasonable business practices. Except as disclosed in Schedule 4.12, the Company and Subsidiaries have the right to use, free and clear of claims or rights of others, all material trade secrets, customer lists, processes, computer software, patents, copyrights and trademarks required for, incident to or included in their products and their proposed products, and, are not using and have not used any confidential information, trade secrets or computer software required for their products of any of their past or present employees.

      4.13 FIXED ASSETS. The fixed asset register attached as Schedule 4.13 hereto sets forth a list and summary description of all fixed assets owned or leased by the Company and the Subsidiaries as of September 30, 1996. Schedule
4.13 also includes a list of all of the Company's and the Subsidiaries' current personal property leases, including those covering vehicles, where the annual payment exceeds $5,000 or the remaining payment for the contract exceeds $10,000. To the best of Selling Stockholders' knowledge or except as disclosed on Schedule 4.13, all of the

Company's and the Subsidiaries' fixed assets are in good working order and condition and fit for their intended purposes subject to the need for normal repair and maintenance. Except as disclosed on Schedule 4.13, all leases of fixed assets are in full force and effect and binding upon the parties thereto and, to the best knowledge of the Selling Stockholders, none of the parties thereto is in breach of any material provision thereof.

      4.14 OTHER ASSETS. Schedule 4.14 sets forth a list and summary description of all properties and assets owned by the Company and the Subsidiaries classified as "Other Assets" in the Financial Statements, and which have a net book value of $10,000 or more per item. Except as indicated in Schedule 4.14, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has acquired or sold or otherwise disposed of any of such properties or assets which, singularly or in the aggregate, are material to the operation of the Company's or any of the Subsidiaries' businesses as presently constituted. Since the Balance Sheet Date, the Company and the Subsidiaries have conducted their business operations in a manner substantially the same as conducted by the Company or the Subsidiaries immediately prior to the Balance Sheet Date.

      4.15  CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.

            (a) Other than CDI equipment leases and master service agreements entered into in the ordinary course of business, Schedule 4.15 sets forth a list of all contracts, leases and agreements other than licenses and rights included in Schedule 4.12 and leases included in Schedule 4.13, contracts and agreements included in Schedule 4.19, any individual customer service agreements or purchase orders which are subject to termination by the Company or any of the Subsidiaries without penalty upon 90 days' notice or less, and any agreements providing for annual expenditures by, or revenues to, the Company or any of the Subsidiaries of more than $20,000 to which the Company or any of the Subsidiaries is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, bonds, mortgages, liens, pledges or other security agreements). All such contracts and agreements included in Schedule 4.15 are in full force and effect and binding upon the parties thereto and neither the Company nor, to the best knowledge of the Selling Stockholders, any of the other parties thereto is in breach of any of the material provisions thereof and, to the best knowledge of the Selling Stockholders, no condition exists that with notice or lapse of time or both would constitute a breach or default.

            (b) Except as set forth and identified in Schedules 4.9, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 or 4.19, neither the Company nor either of the Subsidiaries is a party to any contract, lease, agreement or other commitment or instrument or subject to any charter or other corporate restriction or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singularly or in the aggregate, materially and adversely affects or is likely to materially and adversely affect the current existing business, operations, properties, assets or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

      4.16  TITLE AND LIENS.

            (a) The Company and the Subsidiaries have good and indefeasible title to all properties, contracts, assets and leasehold estates, real and personal, owned and used in their respective businesses, including, without limitation, those reflected in the Schedules attached hereto, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, charge, easement, right-of-way, encroachment, protrusion and other similar restrictions (collectively, "Encumbrances"), except for Encumbrances listed in Schedule 4.16 and Permitted Encumbrances. Neither the Company nor either of the Subsidiaries own any real property. Without limitation to the foregoing, except as set forth on Schedule 4.16, no Landlord has placed an Encumbrance on the Landlord's interest in such Landlord's Real Property Lease which would have priority over the leasehold estate created by such Real Property Lease.

            (b) Without limiting the foregoing, the condition of title to or interest in the Company's and the Subsidiaries' Leased Real Property is as follows: to the best knowledge of the Selling Stockholders, except as set forth in Schedules 4.13, 4.15 or 4.16, there are no leases, tenancy agreements, easements, covenants, restrictions or any other instruments, agreements or arrangements which create in or confer on any party other than the Company or the Subsidiaries the right to occupy or possess all or any portion of the Leased Real Property or create in or confer on any such party any right, title or interest in or to the Leased Real Property or any portion thereof or any interest therein; no party other than the Company or the Subsidiaries occupies or possesses the Leased Real Property or any portion thereof; to the best knowledge of the Selling Stockholders, there is legal and adequate ingress and egress between each tract of Leased Real Property and an adjacent (or, if none, the closest) public roadway; to the best knowledge of the Selling Stockholders, the Leased Real Property is properly zoned in order to allow its current use in the Company's and the Subsidiaries' businesses; no condemnation proceedings are pending or, to the best knowledge of the Selling Stockholders, threatened that could adversely affect the Leased Real Property and there are no claims or demands pending or, to the best knowledge of the Selling Stockholders, threatened by any party against the Leased Real Property which, if valid, would create in, or confer on, any party other than the Company or the Subsidiaries, any right, title or interest in or to the Leased Real Property or any portion thereof.

            (c) Except as identified on Schedule 4.16, true, complete and accurate copies of the Real Property Leases, have been made available to Purchaser, and each of such leases is in full force and effect, to the best knowledge of the Selling Stockholders, without modification or amendment from the form delivered. Each such lease constitutes the legal, valid and binding obligation of the Company and/or the Subsidiaries, as applicable, and, to the best knowledge of the Selling Stockholders, the other respective parties thereto. There exists no event or condition which, with notice or lapse of time, or both, would constitute a default by the Company or either of the Subsidiaries. All rentals and other payments due under such leases have been paid in full and the Company and the Subsidiaries have performed all obligations required to be performed by them thereunder and Schedule 4.16 sets forth a true and accurate list of the rentals and other sums payable under the Real Property Leases. No option has been exercised under any of such leases except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been made available to Purchaser with the corresponding lease. Except as identified on Schedule 4.16, none of the leases require the consent or approval of the other party to the lease in connection with a transfer of control of the Company or the granting of a lien thereon or security interest therein by Purchaser upon the transfer of control of the Company to Purchaser. Neither the Company nor either of the Subsidiaries nor, to the Selling Stockholders' best knowledge, any of the other parties to the leases, is in default under any of the leases, which default would give either party thereto the right to terminate such lease or give rise to the right on the part of either party to any penalty or set-off.

      4.17 INSURANCE. The Company and the Subsidiaries maintain such policies of casualty, liability and other insurance as they have determined to be appropriate under the circumstances. Such policies, with respect to their amounts and types of coverage, are considered by management of the Company and the Subsidiaries to be adequate to insure against risks to which the Company and the Subsidiaries are exposed in the ordinary course of business. Schedule 4.17 accurately identifies the types and coverage amounts of such insurance coverage.

      4.18 PERSONNEL. Schedule 4.18 sets forth a list of all officers, directors, employees, and consultants and agents with whom the Company or any of the Subsidiaries have agreements not terminable at the will of the Company or any of the Subsidiaries (by type or classification) and their respective rates of compensation (including the portions thereof attributable to bonuses), including any other salary, bonus or other payment arrangement made with any of them.

      4.19  BENEFIT PLANS AND LABOR MATTERS.

            (a) Schedule 4.19 sets forth a list (copies or descriptions of which have been made available to the Purchaser) of all of the following agreements or plans of the Company, any Subsidiary or any other entity which, together with the Company or any Subsidiary, constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "Company Group") which are presently in effect or which have been in effect at any time during the two years prior to the Closing Date, or, in the case of documents referred to in subparts (ii) below, have been in effect at any time prior to the date hereof:

      (i)   union, collective bargaining, or similar agreements;

      (ii) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2) of ERISA; and

      (iii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in subparts (ii) or (iii) as herein collectively referred to as the "Company Plans").

      (iv) the Selling Stockholders have delivered to the Purchaser a copy of all 1994 and 1995 governmental filings, Internal Revenue Service determination letters, financial statements, and actuarial reports, including but not limited to, the most recent financial statements of each Qualified Plan, the most recent actuarial report, if any, for each employee pension benefit plan and Internal Revenue Service Forms 5500 for each Company Plan for the relevant plan years of 1994 and 1995. All financial statements and actuarial reports have been prepared in accordance with generally accepted accounting principles and actuarial principles, applied on a uniform and consistent basis.

          (b) Schedule 4.19 identifies each of the Company Plans which are Qualified Plans. A copy of all determinations by the Internal Revenue Service respecting the Qualified Plans have been delivered to the Purchaser. All of such determination letters remain in effect and have not been revoked. No Qualified Plan has been amended in any material respect since the issuance of the most recent determination letter. No issue concerning qualification of any Qualified Plan is pending before or, to the best knowledge and belief of the Selling Stockholders, threatened by the Internal Revenue Service. Each Qualified Plan has been administered according to its terms, except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case each Qualified Plan has been administered in accordance with the provisions of the statutes, regulations, and rulings, and no member of the Company Group nor any fiduciary of any Qualified Plan has done anything which would adversely affect the qualified status of any Qualified Plan or any related trust. To the best knowledge of the

Selling Stockholders, each Qualified Plan currently complies with the requirements under Section 401(a) of the Code and, if applicable Section 401(k) of the Code, other than changes required by statutes, regulations, and rulings for which amendments are not yet required.

          (c) To the best knowledge of the Selling Stockholders, each member of the Company Group is in compliance with the requirements prescribed by any and all statutes, orders, governmental rules, and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to governmental agencies, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable law.

          (d) Except as listed in Schedule 4.19, no termination or partial termination of any existing Company Plan has occurred, nor has a notice of intent to terminate any existing Company Plan been issued by a member of the Company Group. The Pension Benefit Guaranty Corporation has not instituted, and, to the best knowledge of the Selling Stockholders, is not expected to institute, any proceedings to terminate any Company Plan. To the best knowledge of the Selling Stockholders, each employee pension benefit plan listed as terminated in
Schedule 4.19 has met the requirements for standard termination of single-employer plans contained in Section 4041(b) of ERISA.

          (e) No Company Plan has suffered any "accumulated funding deficiency," within the meaning of ERISA Section 302 and Section 412 of the Code, whether or not waived, and if any Company Plan were terminated on the Closing Date, no member of the Company Group would have any liability to any participants or beneficiaries as a result of the termination except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Financial Statements. Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each Company Plan and in accordance with applicable laws to be paid as a contribution to each Company Plan. Schedule 4.19 sets forth the unfunded accrued liabilities of each "defined benefit plan," as defined in Section 3(35) of ERISA, as of the date indicated by the actuaries for such Plan.

          (f) Except as listed in Schedule 4.19, no member of the Company Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37) (a "Multiemployer Plan"). Schedule 4.19 sets forth all Company Group contributions made to each Multiemployer Plan for the twelve months ending on the last day of its most recent fiscal year.

          (g) No member of the Company Group has completely or partially withdrawn from any Multiemployer Plan within the meaning of the Multiemployer Pension Plan Amendments Act of 1980. No member of the Company Group has suffered a 70% decline in "contribution base units," within the meaning of ERISA Section 4205(b)(1)(A), in any plan year beginning after 1979.

          (h) To the best knowledge of the Selling Stockholders, no member of the Company Group has any liability to the Pension Benefit Guaranty Corporation. With respect to any Company Plan or any member of the Company Group, no termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan has been or is expected to be incurred or would be incurred if any Company Plan were terminated on the Closing Date or if any member of the Company Group were to withdraw from any Multiemployer Plan on the Closing Date. Except as may be caused by the transactions contemplated herein, there has been no "reportable event," as defined in Section 4043(b) of ERISA, with any respect to any Company Plan, for which notice has not been waived.

          (i) No member of the Company Group is liable or has been advised that it is liable for any funding taxes under Code Sections 413(b)(6) or 4971 on account of an accumulated funding deficiency of any Multiemployer Plan to which any member of the Company Group has contributed or is required to contribute.

          (j) No member of the Company Group has made or is obligated to make any nondeductible contributions to any Qualified Plan.

          (k) Except as listed in Schedule 4.19, no Company Plan is subject to Title IV of ERISA.

          (l) Except as listed in Schedule 4.19, no member of the Company Group shall increase the rate of compensation payable or to become payable to any of its officers, directors, employees, consultants or agents, except in accordance with established wage policies, or make any commitment or incur any liability to any labor union (not currently set forth in the collective bargaining agreement), or pay or agree to pay any bonuses or severance pay other than in accordance with currently established policies or agreements.

          (m) No member of the Company Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment," as defined in Code Section 280G(b), and any "parachute payment," as defined in Code Section 280G(b), with respect to which any member of the Company Group is obligated, contingently or otherwise, will be deductible under state and federal income tax laws and will not give rise to an excise tax under Code Section 4999.

          (n) Except as listed in Schedule 4.15 or in Schedule 4.19, no member of the Company Group (i) is a party to any collective bargaining agreement; (ii) is obligated to bargain with any other labor organization, (iii) knows of any charges or threatened charges of unfair labor practices, or (iv) to the best knowledge of the Selling Stockholders, has failed to comply with all applicable federal and state regulations respecting employment and employment practices,
(v) knows of any controversies pending or threatened by any current or former employees or any labor or other collective bargaining unit representing any current or former employee of any member of the Company Group that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a material effect on the business of any member of the Company Group, (vi) knows of any organizational effort being made or threatened by or on behalf of any labor union with respect to employees of the Company Group, (vii) knows of any key employee or group of employees of the Company Group who has or have any plan to terminate employment with the Company or the Subsidiaries.

          (o) Except as set forth in Schedule 4.19, no member of the Company Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter.

          (p) To the best knowledge of the Selling Stockholders, no member of the Company Group has committed any violations of the Civil Rights Act of 1964, as amended, the federal wage and hour laws, or federal or state income, unemployment, or social security withholding laws.

          (q) To the best knowledge of the Selling Stockholders, each member of the Company Group has complied with applicable workers compensation statutes.

          (r) To the best knowledge of the Selling Stockholders, no member of the Company Group nor any other "disqualified person" or "party in interests," as defined in Section 4975 of the Code and ERISA Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or ERISA Section 406, and all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the Company Plans have complied in all respects with the requirements of Section 404 of ERISA. To the best knowledge of the Selling Stockholders, neither any member of the Company Group nor any party in interest or disqualified person has taken or omitted any action with respect to the Company Plans which could lead to the imposition of an excise tax under the Code or a fine under ERISA.

          (s) Other than routine claims for benefits (as provided for in the Company Plans), there are no actions, audits, investigations, suits, or claims pending, or, to the best knowledge of the Selling Stockholders, threatened against any of the Company Plans or any fiduciary of any of the Company Plans or against the assets of any of the Company Plans.

          (t) To the best of Selling Stockholders' knowledge, the consummation of the transactions contemplated hereby will not accelerate or increase any liability to the Company under any Company Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

          (u) From the date hereof until the Closing Date, no member of the Company Group shall amend any Company Plans (except to the extent necessary to maintain compliance with the Code or ERISA), increase any benefits or rights under any Company Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Closing Date, would constitute a Company Plan.

          (v) Except as listed in Schedule 4.19, or as required by law, no member of the Company Group has any obligation to any retired or former employee, or any current employee upon retirement, under any Company Plan, and any Company Plan can be terminated without resulting in any liability to the Company or any of the Subsidiaries or to the Purchaser for any additional penalties, premiums, fees, or any other charges. To the extent such obligations exist, such obligations are fully funded or adequately reserved for by the Company or Subsidiaries and shall be liabilities to be retained by the Company or Subsidiaries.

          (w) Each member of the Company Group has complied in all material respects with the continuation coverage requirements of Title X of COBRA.

    4.20 COPIES COMPLETE. The copies of the charter documents, bylaws and other governing documents, each as amended to date, of the Company and the Subsidiaries and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are recited herein as having been delivered to the Purchaser in connection with the transactions contemplated hereby are complete and accurate and are true and correct copies of the originals thereof.

      4.21 BANK ACCOUNTS. Schedule 4.21 contains a list of all bank accounts maintained by the Company and the Subsidiaries and the name of each person authorized to draw checks on such accounts.

    4.22 ACCURATE AND COMPLETE RECORDS. The books, ledgers, financial records and other records of the Company and the Subsidiaries for the period of time which is not less than two years prior to the date hereof or any such longer period as may be required by applicable laws or regulations:

      (i) are, or will be prior to the Closing Date, in the possession of the Company and the Subsidiaries;

      (ii) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations and generally accepted standards of practice; and

      (iii) are accurate and complete and do not contain or reflect any material discrepancies.

    4.23 BROKERAGE ARRANGEMENTS. Except for a $50,000 fee payable at Closing by the Company to The Catalyst Group, Inc., neither the Company, the Subsidiaries nor the Selling Stockholders has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Purchaser, the Company or any Subsidiary to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

    4.24  ENVIRONMENTAL MATTERS.

          (a) Except as set forth in Schedule 4.24, (i) the Company and the Subsidiaries have obtained all Environmental Permits that are required with respect to the business, operations and properties of the Company and any of the Subsidiaries; (ii) to the best knowledge of the Selling Stockholders, the Company and the Subsidiaries have been, and the Company and the Subsidiaries are, in compliance with all terms and conditions of all applicable requirements of Environmental Law (as hereinafter defined) and Environmental Permits; (iii) neither the Company nor any of the Subsidiaries have received written notice from a governmental authority of any violation, alleged violation or liability arising under any requirements of Environmental Law or Environmental Permits;
(iv) no Environmental Claims are presently pending or, to the best knowledge of the Selling Stockholders, have ever been threatened or asserted against the Company or any of the Subsidiaries due to present or past operations on premises owned, leased or operated by the Company or any of the Subsidiaries; (v) to the best knowledge of the Selling Stockholders, there is no condition or set of facts or circumstances that could give rise to an environmental lien, or to Environmental Claims against the Company.

          (b) Except as set forth in Schedule 4.24, neither the Company nor the Subsidiaries have disposed, treated, or arranged for the disposal or treatment of any toxic or hazardous waste, materials or substances at a site or location, or have leased, used, operated or owned a site or location which (i) has been placed on the National Priorities List or its state equivalent pursuant to CERCLA, or similar state law; (ii) the Environmental Protection Agency or relevant state authority has proposed, or is proposing, to place on the National Priorities List or state equivalent; (iii) is subject to a lien, administrative order or other demand either to take response or other action under CERCLA or other Environmental Law, or to develop or implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to RCRA, or to reimburse any person who has taken response or other action in connection with that site; (iv) is on any Comprehensive Environmental Response Compensation Liability Information System List; (v) to the best knowledge of the Selling Stockholders, has been the site of any release (as hereinafter defined) from present or past operations of the Company or any of the Subsidiaries (or any of their predecessors) which would be either reportable under any requirements or Environmental Law or which has caused at such site or any third party site any condition that has resulted in or could reasonably be expected to result in a claim against the Company or any of the Subsidiaries under Environmental Law; or (vi) to the best knowledge of the Selling Stockholders, is located within one mile of a property described in any of subclauses (i) through (iv) above.

          (c) Except as set forth in Schedule 4.24, (i) to the best knowledge of the Selling Stockholders, neither the Company nor the Subsidiaries has ever owned or operated any underground storage tanks (USTs) containing petroleum products or wastes or other substances regulated by 40 CFR Part 280 or other applicable requirements of Environmental Law, and has not owned or operated any real estate having any USTs; (ii) to the best knowledge of the Selling Stockholders, there are no polychlorinated biphenyls or asbestos in or on premises owned, leased or operated by the Company or any of the Subsidiaries; and (iii) no entities or sites owned or operated by third parties have been used by the Company or any of the Subsidiaries in connection with the treatment, storage, disposal or transportation of Hazardous Substances, except materials used in the ordinary course as disposed of by permitted third-party disposal vendors as listed on Schedule 4.24(c) hereof.

          (d) The plants, structures, equipment and other properties owned or used by the Company and each of the Subsidiaries are in material compliance with all applicable requirements of Environmental Law.

    4.25 INDEBTEDNESS. The indebtedness of the Company and the Subsidiaries as of the Balance Sheet Date is accurately reflected in the Balance Sheet. The current level of indebtedness of the Company and the Subsidiaries as of October 31, 1996, and, as applicable, the month ended prior to the Closing Date is reflected in Schedule 4.25. To the best knowledge of the Selling Stockholders, there is no indebtedness of the Company or the Subsidiaries to any stockholders of the Company and none of the Stockholders of the Company are indebted to the Company or the Subsidiaries except as specifically identified in the Financial Statements.

    4.26 COMPUTER SOFTWARE. Neither the Company nor any of the Subsidiaries licenses computer software which is highly customized to the operations of the Company or the Subsidiaries. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the termination of any such software license or an increase in fees or charges applicable to such software license.

    4.27 CUSTOMERS. None of the Company's or the Subsidiaries' customers, representing 5% or more of the revenue of the Company or either Subsidiary, to the best knowledge of the Selling Stockholders, are currently attempting or threatening during the current fiscal year to cancel or substantially reduce purchases or have otherwise threatened to do so except as set forth on Schedule
4.27. The Company and the Subsidiaries have maintained and continue to maintain good commercial working relationships with their respective customers. Except as reflected on Schedule 4.27, no customer represents more than 15% of the business of either Subsidiary. Except as disclosed on Schedule 4.27, the Selling Stockholders have no reason to believe that any customer will terminate any contract or cease to do business with the Company or the Subsidiaries as a result of a change of control of the Company as contemplated by this Agreement.

    4.28 SUPPLIERS. None of the Company's or the Subsidiaries' material suppliers have canceled or substantially reduced deliveries to the Company or either of the Subsidiaries or, to the best knowledge of the Selling Stockholders, are currently attempting or threatening to cancel or substantially reduce deliveries or have otherwise threatened to do so within the last two years except as set forth on Schedule 4.28. The Company and the Subsidiaries have maintained and continue to maintain good commercial working relationships with their respective suppliers. Except as reflected on Schedule 4.28, neither Subsidiary is dependent on any single supplier for any goods or services purchased in connection with such Subsidiary's business or operations. The Selling Stockholders have no reason to believe that any supplier will terminate any contract or cease to do business with the Company or the Subsidiaries as a result of a change of control of the Company as contemplated by this Agreement.

    4.29 PRODUCT LIABILITY. Except as set forth on Schedule 4.29, there have been no product liability claims against the Company or either Subsidiary during the last two years and no such claims are pending.

    4.30 NO MISLEADING STATEMENTS. The representations and warranties of the Selling Stockholders contained in this Agreement, the schedules hereto and all other documents and information furnished to the Purchaser and its representatives pursuant hereto are complete and accurate and do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser hereby represents and warrants to the Selling Stockholders that as of the date hereof and as of the Closing Date:

    5.1 ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    5.2 AUTHORITY AND APPROVAL. The Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Directors. No other act, approval or proceedings on the part of the Purchaser or the holders of any class of its equity securities is required to authorize the execution and delivery of this Agreement by the Purchaser or consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

    5.3 NO CONFLICT. This Agreement and the execution and delivery hereof by the Purchaser do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Purchaser; (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Purchaser; or (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien, agreement, contract, commitment or instrument to which the Purchaser is a party or by which it is bound.

    5.4 LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending against the Purchaser or its properties, assets, operations or business which might delay or prevent the consummation of the transactions contemplated hereby.

    5.5 BROKERAGE ARRANGEMENTS. The Purchaser has not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Selling Stockholders to pay any commission, brokerage or "finder's fee" or any fee whatsoever in connection with the transactions contemplated herein.

    5.6 SECURITIES LAW COMPLIANCE. Solely for the Selling Stockholders' compliance with federal and state securities laws and without limiting or affecting the other representations, warranties, covenants or agreements of the Selling Stockholders hereunder, the Purchaser further represents and warrants as follows:

      (i) The Purchaser has received from the Selling Stockholders and has had access to such information as it deems necessary for the purchase of the Shares, and has had, to the best of its knowledge, full access to all other information of the Company requested by the Purchaser;

      (ii) The Purchaser understands that the sale of the Shares hereunder is intended to be exempt from registration under the Securities Act of 1933 (the "Act");

      (iii) The Purchaser acknowledges that all documents, records, and books pertaining to the Company have been made available for inspection by it and its attorneys, accountants or other representatives;

      (iv) The Purchaser or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company or the Selling Stockholders concerning the sale of the Shares hereunder and the Company and all such questions have been answered to the satisfaction of the Purchaser; and

      (v) The Purchaser will not sell or otherwise transfer the Shares issued hereunder without registration of such securities under the Act or an exemption therefrom, and fully understands and agrees that the Purchaser must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares to be transferred hereunder have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to the Company and its counsel. The Purchaser represents that it is willing and able to bear the economic risk of its investment in the Shares issued hereunder, has no need for liquidity with respect thereto, is able to sustain a complete loss of its investment, and purchasing such Shares for its own account for investment and not a view to resale or distribution thereof except in compliance with the Act.


                                  ARTICLE VI
           ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

    6.1 CERTAIN CHANGES. Without first obtaining the prior written consent of the Purchaser, from the date hereof until the Closing Date, the Selling Stockholders covenant that the Company and the Subsidiaries will not and that they will cause the Company and the Subsidiaries not to:

      (i) make any material change in the conduct of their businesses and operations, or their financial reporting and accounting methods;

      (ii) other than in the ordinary course of business, enter into any contract or agreement or terminate or amend in any material respect, or be in default in any material respect under any material contract or agreement to which the Company or any of the Subsidiaries is a party;

      (iii) declare, set aside or pay any dividends, or make any distributions of any kind, in respect of their equity securities, or repurchase, redeem or otherwise acquire any such securities;

      (iv) merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation, person or other entity;

      (v) make any change in their charter documents, bylaws or equivalent governing instruments;

      (vi) purchase any securities of any corporation, person or entity, except short term debt securities of governmental entities and banks, or make any investment in any corporation, partnership, joint venture or other business enterprise;

      (vii) increase the indebtedness of, or incur any obligation or liability, direct or indirect, for, the Company or any of the Subsidiaries other than the incurrence of liabilities pursuant to existing agreements in the ordinary course of business consistent with past practices; provided, however, that in no event will the Company or the Subsidiaries incur any obligation or liability for funded indebtedness;

      (viii)sell, lease or otherwise dispose of any of their assets other than the sale of their assets in the ordinary course of business pursuant to existing contracts;

      (ix) purchase, lease or otherwise acquire any property of any kind whatsoever other than in the ordinary course of business;

      (x) allow or permit the expiration, termination or cancellation at any time prior to the Closing of any of the insurance policies listed in
            Schedule 4.17, unless it is replaced, with no loss of coverage, by a comparable insurance policy;

      (xi) implement or adopt any change in their tax methods, principles or elections;

      (xii) grant an Encumbrance (except a Permitted Encumbrance) on any of their assets or allow any such Encumbrance (except a Permitted Encumbrance) to occur or to be created;

      (xiii)grant any subscriptions, options, convertible securities, warrants, calls or rights of any kind (issued, contracted for or granted by, or binding upon, either the Company or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in the Company or the Subsidiaries;

      (xiv) issue any equity securities or any indebtedness convertible into equity securities; or

      (xv)  commit to do any of the foregoing.

    6.2 OPERATIONS. From the date hereof until the Closing Date, the Selling Stockholders will cause the Company and the Subsidiaries to:

    (i)   conduct business only in the ordinary course;

    (ii) maintain their properties and facilities in as good a working order and condition as they are maintained at present, ordinary wear and tear excepted;

    (iii) use their reasonable business efforts to maintain and preserve their business organization intact, retain their present employees and maintain their relationship with suppliers, customers and others having business relations with them;

    (iv) advise the Purchaser promptly in writing of any material change in any document, schedule or other information delivered pursuant to this Agreement;

    (v) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located; and

    (vi) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, license, variance or any other approval required by any governmental authority necessary or required for the continuing operation of the businesses of the Company and each of the Subsidiaries, whether or not such approval would expire before or after the Closing Date.

    6.3 ACCESS. The Selling Stockholders will afford to the Purchaser and its authorized representatives, lenders and investors reasonable access to the Company's and the Subsidiaries' financial, title, tax, corporate and legal materials and operating data and information available as of the date hereof and which becomes available to the Selling Stockholders at any time prior to the Closing Date, and will furnish to the Purchaser such other information as it may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which either the Selling Stockholders, the Company or the Subsidiaries is bound or any applicable law or regulation. The Selling Stockholders will use their reasonable business efforts to secure all requisite consents for the examination by the Purchaser and its representatives of all information covered by confidentiality agreements. The Selling Stockholders will cause the Company and the Subsidiaries to allow the Purchaser, its representatives, lenders and investors reasonable access to and consultation with the lawyers, accountants, and other professionals employed by or used by the Company and the Subsidiaries for all purposes under this Agreement. Any such consultation shall occur under circumstances appropriate to maintain intact the attorney-client privilege as to privileged communications and attorney work product. Additionally, the Selling Stockholders will afford to the Purchaser and its authorized representatives, lenders and investors reasonable access to the books and records of the Selling Stockholders insofar as they relate to property, accounting and tax matters of the Company and the Subsidiaries. Until the Closing Date, the confidentiality of any data or information so acquired shall be maintained by the Purchaser and its representatives pursuant to the terms of that certain Confidentiality Agreement between the Company and the Purchaser dated March 14, 1996 which Purchaser hereby acknowledges is binding on it. Further, the Selling Stockholders will afford to the Purchaser and its authorized representatives, lenders and investors reasonable access from the date hereof until the Closing Date, during normal business hours, to the Company's and the Subsidiaries' facilities and other assets and properties; provided that such access shall be at the sole cost, expense and risk of the Purchaser. The Selling Stockholders acknowledge that the Purchaser has had access and will continue to have access to the senior management of the Company and the Subsidiaries and that each of such members of senior management is entitled to reveal to the Purchaser and its representatives, lenders and investors information concerning the Company and the Subsidiaries that may be deemed confidential and proprietary.

    6.4 CONDUCT OF BUSINESS; BUSINESS ORGANIZATION. The Selling Stockholders will cause the Company and the Subsidiaries prior to the Closing Date to exert reasonable business efforts appropriate under the circumstances to preserve for the Purchaser the organization of the Company and the Subsidiaries relating to their businesses and relations with employees, suppliers and others having relations with them.

    6.5 REASONABLE BUSINESS EFFORTS. The Selling Stockholders and the Purchaser shall use their reasonable business efforts to (i) obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement, and (ii) ensure that all of the conditions to the obligations of the Purchaser and the Selling Stockholders contained in Sections 7.1 and 7.2, respectively, are satisfied timely.

    6.6 CONFIDENTIALITY. After the Closing Date, the Selling Stockholders shall not, directly or indirectly, use or provide to any other person any nonpublic information concerning the business or operations (financial or other) of the Company and the Subsidiaries, except as on the advice of counsel is required in governmental filings or judicial, administrative or arbitration proceedings.

    6.7 ADDITIONAL DISCLOSURES AND INFORMATION. The Selling Stockholders shall give the Purchaser prompt notice if at any time on or prior to the Closing Date there is a change in any state of facts, or there is the occurrence, nonoccurrence or existence of any event subsequent to the date of this Agreement, which change or event is known to the Selling Stockholders and which would make any representation and warranty (including the information set forth in the Schedules) made by the Selling Stockholders to the Purchaser not true or correct in any material respect, it being the intention of the parties to this Agreement that the Selling Stockholders shall engage in a continuous disclosure process from the date of this Agreement through the Closing Date.

    6.8 TRANSFER. The Selling Stockholders have taken and will take, and will cause the Company to take, all actions necessary to comply with applicable requirements of environmental laws concerning the transfer of property, assets, stock or a business, including without limitation the filing with appropriate permitting agencies of all notices required in reference to the change in ownership for the purpose of effecting the transfer or issuance of the Environmental Permits. Selling Stockholders shall assist Purchaser in effectuating the issuance or transfer, as promptly as is reasonably possible, of all Environmental Permits required as of the Closing Date. Selling Stockholders shall notify Purchaser of any notices or reports required from Purchaser in connection with the transfer or issuance of the required Environmental Permits, and Purchaser shall cooperate in providing promptly such notices or reports. For the interim period from the Closing Date until such time as the required Environmental Permits in form and substance reasonably satisfactory to Purchaser shall be transferred to or issued in Purchaser's name, and to the extent permitted by law, Selling Stockholders authorize, and will cause the Company to authorize, Purchaser to operate under and utilize the Company's and its Subsidiaries' existing Environmental Permits.

    6.9 DESIGNATED REPRESENTATIVThe Selling Stockholders, by their execution and delivery of this Agreement, do for themselves and their heirs, executors, trustees, administrators, successors, and assigns, hereby constitute and appoint Catalyst Compressor, Inc. as their lawful agent and attorney-in-fact (the "Representative"), to act for them and in their name, place and stead, and for their benefit, for the purposes of consummating the transactions contemplated by this Agreement and any other agreement or document executed in connection herewith, including the execution and delivery of the Escrow Agreement, and exercising any and all powers and rights of the Selling Stockholders, hereunder and thereunder, and by its execution and delivery of this Agreement, the Representative hereby accepts such appointment. The Selling Stockholders, for themselves and for their heirs, executors, trustees, administrators, successors and assigns do further give and grant to the Representative, full power and authority, prior to, on and after the Closing, to negotiate, execute and deliver amendments and supplements to this Agreement and any other agreement or document to be executed in connection herewith (including the Escrow Agreement), to receive any payments, notices and documents hereunder and thereunder, to settle any disputes or questions arising hereunder and thereunder, and to do and perform or omit to do and perform all acts and to negotiate, execute and deliver all further documents, consents and approvals as such Representative deems necessary or proper to be done in connection with this Agreement or any other agreement or document to be executed in connection herewith, as might or could be done by the Selling Stockholders and do hereby agree to be fully bound by and ratify and confirm all that such Representative shall lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, the Representative shall have the power to:

      (i) deliver to the Purchaser certificates evidencing the Shares to be transferred by any Selling Stockholder after proper endorsement or stock powers by the Selling Stockholder;

      (ii) accept delivery from the Purchaser on the date hereof of the Prepayment;

      (iii) accept delivery from the Purchaser at or subsequent to the Closing of any consideration due any Selling Stockholder;

      (iv) give and receive all notices, requests, or other communications on behalf of any Selling Stockholder pursuant to this Agreement or the Escrow Agreement;

      (v) agree to one or more extensions or accelerations of the Closing Date under this Agreement; and

      (vi) take any and all other actions required or permitted to be taken by any Selling Stockholder under this Agreement or the Escrow Agreement.

The Selling Stockholders agree and acknowledge that they have granted the Power of Attorney herein contained in order to induce the Purchaser to enter into this Agreement and to facilitate the Closing, and each Selling Stockholder agrees that such Power of Attorney shall be deemed to be coupled with an interest and irrevocable, and further agrees that he or she will not take or suffer to occur any action which might in any manner frustrate the consummation of the transactions contemplated by this Agreement. The Representative shall not be personally or otherwise liable with respect to any action taken or omitted to be taken under this Agreement, provided such commission or omission does not amount to willful misconduct on his part and provided also that the Representative shall at all times exercise good faith in the discharge of his obligations and responsibilities hereunder. The Selling Stockholders agree, jointly and severally, to indemnify and hold the Representative and his successors or assigns harmless from any liability or cost resulting from any action or failure to act by the Representative pursuant to this Agreement, provided such action or failure to act does not amount to willful misconduct and provided also that the Representative shall at all times exercise good faith in the discharge of his obligations and responsibilities hereunder. Each Selling Stockholder represents and warrants to the Purchaser that such Selling Stockholder will take no action from and after the date of this Agreement which would affect the appointment or powers of the Representative hereunder. No change in the powers or appointment of the Representative will be effective as against the Purchaser prior to notice thereof in accordance with this Agreement, and the Purchaser shall be entitled to rely upon the power and authority granted herein to the Representative until receipt of such notice.

    6.10 CHANGE OF COMPANY NAME. Within 30 days after the effectiveness of a Form 15 filed by the Company with the Securities and Exchange Commission, the Purchaser will change the name of the Company to a name other than Catalyst Energy Services, Inc. or merge the Company with and into the Purchaser or a subsidiary of the Purchaser with the surviving entity having a name other than Catalyst Energy Services, Inc. Following the effective date of such merger, the Purchaser shall cooperate with The Catalyst Group, Inc. to allow The Catalyst Group, Inc. to take over the rights to protect the name "Catalyst Energy Services, Inc." formerly held by the Company.

    6.11 CASH-OUT MERGER. The Purchaser agrees to use its best efforts to effect the merger of the Company into Purchaser or a subsidiary thereof within 180 days after the Closing Date and pursuant to such merger to pay $.70 per share to the holders of the outstanding shares of Common

Stock of the Company held by stockholders of the Company other than the Purchaser or a subsidiary thereof.

    6.12 NO NEGOTIATIONS. Until the first to occur of the Closing or termination of this Agreement pursuant to the provisions of Article IX, the Selling Stockholders shall not initiate or participate in discussions with, or otherwise solicit from, any corporation, business or person any proposals or offers relating to the disposition of assets or business of the Company or any of the Subsidiaries, or the acquisition of the Shares, or the merger or consolidation of the Company or any of the Subsidiaries with any other corporation.


                                  ARTICLE VII
                             CONDITIONS TO CLOSING

    7.1 CONDITIONS TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the
Purchaser:

          (a) Each of the Selling Stockholders shall have complied in all material respects with each of its covenants and agreements contained herein and each of its representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects and the Purchaser shall have received a certificate dated the Closing Date, signed by the Selling Stockholders or the Representative certifying as to the matters specified in this Section 7.1(a).

          (b) The Purchaser shall have received from Boyer, Ewing & Harris, counsel to the Selling Stockholders, the Company and the Subsidiaries, an opinion dated the Closing Date, with such qualifications as are reasonably acceptable to the Purchaser and which may be relied on by the senior lender of Purchaser providing secured financing to Purchaser in connection with the transactions contemplated by this Agreement, to the effect that:

    (i) the Company and the Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state of their respective jurisdictions of incorporation with the corporate power and authority to own their respective assets and to transact their respective businesses as now being conducted; and the Company and the Subsidiaries are duly licensed or qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties and assets now owned or held by them or the nature of business now conducted by them requires them to be so licensed or qualified where the failure so to qualify would affect materially and adversely the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole;

     (ii) the authorized capital stock of the Company consists of 225,000,000 shares of common stock, $.01 par value per share, of which 12,957,223 shares are validly issued and outstanding, fully paid and nonassessable (based upon full tender and conversion of 1,926,423 shares of Common Stock, $.01 par value, of Catalyst Valve Services, Inc. shares pursuant to the 1994 reverse stock split, which shares have not as of the date hereof been tendered by certain stockholders of Starstream Communications Group, Inc., none of whom are among the Selling Stockholders) and there are 5,000,000 authorized shares of Preferred Stock of the Company of which 319,174 shares are issued and outstanding;

    (iii) the authorized capital stock of each of the Subsidiaries consists of the shares of common stock identified in connection with each of the Subsidiaries in Schedule 4.2; all of such shares are issued and outstanding and are fully paid and nonassessable;

    (iv) the Company is the record and, to such counsel's knowledge, the beneficial owner of all of the issued and outstanding shares of capital stock of each of the Subsidiaries;

    (v) the Selling Stockholders are the record and, to such counsel's knowledge, the beneficial owners of the Shares indicated for each of the respective Selling Stockholders as shown on the signature pages hereto;

    (vi) except for such as have been obtained, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body is necessary or required of the Selling Stockholders, the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the performance by the Selling Stockholders of their obligations hereunder;

    (vii) the execution and delivery of the Agreement by the Selling Stockholders and the performance by the Selling Stockholders of their obligations thereunder will not violate any provision of any existing law or regulation applicable to the Selling Stockholders, the Company or any of the Subsidiaries, or of any order, judgment, award or decree, known to such counsel after due inquiry, of any court, arbitrator or governmental authority applicable to the Selling Stockholders, the Company or any of the Subsidiaries, the charter or bylaws of, or any securities issued by, the Company or any of the Subsidiaries or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking, known to such counsel after due inquiry, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their assets is bound, and will not result in, or require, the creation or imposition of any lien on any of the Company's or the Subsidiaries' properties, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking;

    (viii)neither the Company nor any of the Subsidiaries is in default under any material order, judgment, award or decree, known to such counsel after due inquiry, of any court, arbitrator or governmental authority binding upon or affecting any of them or by which any of their assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Company or any of the Subsidiaries to carry on their businesses as now conducted or the ability of the Company to perform its obligations under the Agreement; and

    (ix) no litigation, investigation or administrative proceeding, known to such counsel after due inquiry, of or before any court, arbitrator or governmental authority is pending or threatened against the Company or any of the Subsidiaries (a) with respect to the Agreement or the transactions contemplated thereby or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of the Company or any of the Subsidiaries.

          (c) All necessary filings with and consents of any governmental authority or agency required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with governmental authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Purchaser's acquisition of the Shares and no governmental agency or body shall have taken any other action as a result of which the management of the Purchaser reasonably deems it inadvisable to proceed with the transactions hereunder.

          (d) The Selling Stockholders shall have delivered such resignations effective as of the Closing Date of any officer or director of the Company or the Subsidiaries as may be requested by the Purchaser.

          (e) The Selling Stockholders shall have, as of the Closing Date, caused the Company and the Subsidiaries to cancel the authority of each person who is listed in Schedule 4.21 hereto to draw checks on or withdraw funds from any of the bank accounts maintained by the Company and any of the Subsidiaries, except for any person designated by the Purchaser in writing prior to the Closing, and shall provide to the Purchaser evidence of said cancellation.

          (f) Noncompetition agreements shall have been executed by each of Andrew Cormier, Mike Richards, Gary Farr, the Catalyst Capital Partners I, Ltd., and the Catalyst Group, Inc. in substantially the forms attached hereto as Exhibits B1-B5, respectively;

          (g) No material adverse change in the results of operations, financial condition or business of the Company or the Subsidiaries shall have occurred, and neither the Company nor any of the Subsidiaries shall have suffered any material loss of or damage to any of their properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially and adversely affects the business or financial condition of the Company and the Subsidiaries, taken as a whole, which for purposes of this paragraph (g) shall be deemed to occur if such change, loss or damage has a financial impact on the Company or either of the Subsidiaries in an amount greater than $150,000.

          (h) All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been reasonably approved by counsel to the Purchaser and such counsel shall have been furnished with all such documents and instruments as it shall have reasonably requested in connection with the transactions contemplated herein.

          (i) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

          (j) The Purchaser shall have determined, based on its reasonable judgment, that there are no aspects of the Company's or its Subsidiaries' compliance with Environmental Laws or circumstances that reasonably may result in an Environmental Claim which reasonably may be expected to result in an adverse financial effect on the Company or the Subsidiaries greater than $150,000.

          (k) The Purchaser and the Selling Stockholders shall have entered into the Escrow Agreement with such changes as are mutually satisfactory.

          (l) Comerica Bank-Texas ("Comerica") shall not have refused on or before the Closing Date to provide financing to Purchaser pursuant to the commitment letter from Comerica to Purchaser (or Travis Capital Partners) dated October 10, 1996, on the basis that there exists a material adverse effect on the business, financial condition or operations of the Company or either of the Subsidiaries greater than $150,000 with respect to any matter not disclosed in this Agreement, and evidence of such refusal shall be provided to the Representative by the Purchaser.

          (m) The Selling Stockholders shall have delivered to Purchaser certificates representing the Shares duly endorsed for transfer or with appropriate stock powers in blank attached.

    7.2 CONDITIONS TO THE OBLIGATION OF THE SELLING STOCKHOLDERS. The obligation of the Selling Stockholders to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Selling Stockholders:

          (a) The Purchaser shall have complied in all material respects with its covenants and agreements contained herein and each of its representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects. The Selling Stockholders shall have received a certificate, dated the Closing Date, of an executive officer of the Purchaser certifying as to the matters specified in this Section 7.2(a).

          (b) The Selling Stockholders shall have received from Bracewell & Patterson, L.L.P., counsel to the Purchaser, an opinion dated the Closing Date, with such qualifications as are reasonably acceptable to the Selling Stockholders, to the effect that:

     (i) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

     (ii) the Purchaser has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby; all corporate acts and other proceedings required to be taken by or on the part of the Purchaser to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights, and except that such counsel need not express an opinion as to whether any covenant contained in this Agreement is specifically enforceable);

     (iii) except for such as have been obtained, no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body is necessary or required of the Purchaser in connection with the execution and delivery of this Agreement or the performance by the Purchaser of its obligations hereunder;

     (iv) the execution and delivery of the Agreement by the Purchaser and the performance by the Purchaser of its obligations thereunder will not violate any provision of any existing law or regulation applicable to the Purchaser, or of any order, judgment, award or decree, known to such counsel after due inquiry, of any court, arbitrator or governmental authority applicable to the Purchaser, the charter or bylaws of, or any securities issued by, the Purchaser or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking, known to such counsel after due inquiry, to which the Purchaser is a party or by which the Purchaser or any of its assets is bound, and will not result in, or require, the creation or imposition of any lien on any of the Purchaser's properties, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking;

     (v) the Purchaser is not in default under any material order, judgment, award or decree, known to such counsel after due inquiry, of any court, arbitrator or governmental authority binding upon or affecting any of them or by which any of their assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects the ability of the Purchaser to carry on its business as now conducted or the ability of the Purchaser to perform its obligations under the Agreement; and

     (vi) no litigation, investigation or administrative proceeding, known to such counsel after due inquiry, of or before any court, arbitrator or governmental authority is pending or threatened against the Purchaser
          (a) with respect to the Agreement or the transactions contemplated thereby or (b) that, if adversely determined, would have a material adverse effect on the business or financial condition of the Purchaser.

          (c) All necessary filings with and consents of any governmental authority or agency required for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, all waiting periods with respect to filings made with governmental authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated, and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Purchaser's acquisition of the Shares and no governmental agency or body shall have taken any other action as a result of which the management of the Purchaser reasonably deems it inadvisable to proceed with the transactions hereunder.

          (d) All actions, proceedings, instruments and documents required to carry out this Agreement or necessary hereto and all other related legal matters shall have been reasonably approved by counsel to the Selling Stockholders and such counsel shall have been furnished with all such documents and instruments as it shall have reasonably requested in connection with the transactions contemplated herein.

          (e) No suit, action or other proceeding shall be pending in which there is sought any remedy to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions in connection herewith.

          (f) The Purchaser and the Selling Stockholders shall have entered into the Escrow Agreement with such changes as are mutually satisfactory.

          (g) The Purchaser shall have paid the Cash Consideration to the Selling Stockholders by wire transfer or cashier's check payable to each Selling Stockholder (i) in an amount equal to such Selling Stockholder's Seller Percentage of the Cash Consideration as to Selling Stockholders transferring Common Stock and (ii) in the amount of $312,244 as to the Selling Stockholders transferring the Preferred Stock.

                                 ARTICLE VIII
                        EMPLOYEES AND EMPLOYEE BENEFITS

    8.1 STATUS OF EMPLOYEES. Except for such employees covered by employment agreements listed in Schedule 4.18, (a) neither the Purchaser, the Company nor any of the Subsidiaries shall have any obligation to continue the employment of any employee of the Company or any of the Subsidiaries after the Closing Date, and (b) after the Closing Date any continued employment of the employees of the Company or the Subsidiaries shall be on such terms and conditions and include such benefits as the Purchaser shall deem appropriate in its sole and unlimited discretion.

    8.2 CERTAIN BENEFITS OF EMPLOYEES. Except as otherwise agreed between the Purchaser and the Representative, the Purchaser reserves the right to terminate, in its sole discretion, the current benefit plans of the Company or either of the Subsidiaries after the Closing Date.


                                  ARTICLE IX
                           TERMINATION AND SURVIVAL

    9.1 EVENTS OF TERMINATION. Notwithstanding any other provision hereof, this Agreement shall terminate upon the occurrence of any of the following events:

          (a)   the written consent of the Representative and the Purchaser;

          (b) by written notice of the Purchaser or the Representative, without prejudice to other rights and remedies which the terminating party may have (provided the terminating party is not otherwise in material default or breach of this Agreement, or has failed or refused to close without justification hereunder), if the Purchaser or any of the Selling Stockholders, as applicable, shall (i) materially fail or have failed to perform the covenants or agreements required to be performed prior to the Closing Date by such party hereunder, or
(ii) materially breach or have breached any of its representations or warranties contained herein;

          (c) by either the Representative or the Purchaser in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser or any Selling Stockholder, which prohibits or restrains Purchaser or any Selling Stockholder from consummating the transactions contemplated hereby, provided that Purchaser and Selling Stockholders shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry by any such court or governmental or regulatory agency; or

          (d) the written notice by the Purchaser or the Representative on or after December 4, 1996 if the Closing has not occurred by such date due to the failure of any condition to Closing in Section 7.1 or 7.2 hereof not due to a breach or default of a party hereto, provided that as of such date neither the Purchaser nor any of the Selling Stockholders is in default or that both the Purchaser and one or more of the Selling Stockholders are in default under this Agreement.

      9.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

          (a) In the event this Agreement is terminated by the Representative pursuant to Section 9.1(b), the Representative shall be entitled to retain the Prepayment on behalf of the Selling Stockholders and the Representative shall distribute the Prepayment to the Selling Stockholders, in the applicable pro rata portions or to the Company, as agreed by the Representative and the Selling Stockholders. Purchaser and the Selling Stockholders hereby agree in the case of this clause (a) of Section 9.2 that (i) the Selling Stockholders' damages for Purchaser's default are difficult or impossible to determine, (ii) Purchaser's payment of the Prepayment is deemed a reasonable estimate of the Selling Stockholders' potential damages, (iii) such payment is not a penalty or forfeiture, and (iv) upon the Representative's retention of the Prepayment on behalf of the Selling Stockholders, neither the Purchaser nor any Selling Stockholders shall have any further liability or obligation to one another in connection with this Agreement and the transactions contemplated hereby except as otherwise provided in the Confidentiality Agreement.

          (b) In the event this Agreement is terminated by the Purchaser pursuant to Section 9.1(b) or by any party pursuant to Section 9.1(a), 9.1(c) or 9.1(d) or for failure of either of the conditions to Closing of Purchaser set forth in Sections 7.1(j) and 7.1(m) hereof, the Prepayment shall be promptly returned by the Representative to the Purchaser.

          (c) Solely for purposes of determining whether termination of this Agreement is permissible by any party pursuant to Section 9.1(b), material failure to perform the covenants or agreements required to be performed by the Selling Stockholders or the Purchaser prior to the Closing Date or material breach of any representations or warranties shall be deemed to exist if such failure to perform and/or breach may reasonably be expected to result in monetary damages in the aggregate to the Purchaser or the Selling Stockholders in excess of $150,000.

          (d) If this Agreement is terminated by the Representative or by the Purchaser as permitted under Section 9.1 and not as the result of the failure of any party to perform its obligations hereunder, such termination shall be without liability to any party to this Agreement or any stockholder, director, officer, employee, agent or representative of such party.

          (e) The Purchaser and the Selling Stockholders acknowledge that the Shares are not readily available in the open market and the assets of the Company and the Subsidiaries are unique and specifically identifiable. Accordingly, the Purchaser and the Selling Stockholders further agree and stipulate that if the Closing does not occur because of the failure of any Selling Stockholder to perform its obligations hereunder, (i) monetary damages and any other remedy at law will not be adequate, (ii) the Purchaser shall be entitled to specific performance as the remedy for such breach, (iii) each party hereto agrees to waive any objection to the remedy of specific performance, (iv) each party agrees that the granting of specific performance by any court will not be deemed to be harsh or oppressive to the party who is ordered specifically to perform its obligations under this Agreement, and (v) in connection with any action for specific performance that meets the foregoing criteria, the Purchaser shall be entitled to reasonable attorneys' fees and other costs of prosecuting or defending such action.

          (f) The right to seek specific performance hereunder shall not preclude the Purchaser from seeking any other remedy at law or in equity for a breach of any obligation, representation, warranty, covenant or agreement by any Selling Stockholder hereunder.

    9.3 SURVIVAL. The liability of the Selling Stockholders for the breach of any of the representations and warranties of the Selling Stockholders set forth in Article IV shall be limited to claims for which the Purchaser delivers written notice to the Selling Stockholders within 16 months after the Closing Date. The liability of the Purchaser for the breach of any of the representations and warranties of the Purchaser set forth in Article V shall be limited to claims for which Selling

Stockholders shall deliver written notice to the Purchaser within 16 months after the Closing Date. Notwithstanding the foregoing, the survival period for the representations and warranties in Sections 4.2 and 4.10 shall be the applicable statute of limitations.


                                   ARTICLE X
                                INDEMNIFICATION

    10.1 INDEMNIFICATION OF THE SELLING STOCKHOLDERS. The Purchaser, from and after the Closing Date, shall indemnify and hold the Selling Stockholders harmless from and against any and all Damages suffered by Selling Stockholders as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Purchaser under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Selling Stockholders by the Purchaser pursuant to the terms of this Agreement.

    10.2 INDEMNIFICATION OF THE PURCHASER. The Selling Stockholders, severally but not jointly, and on the basis of the Seller Percentages shall indemnify and hold the Company, the Subsidiaries and the Purchaser harmless from and against any and all Damages suffered by the Company, any of the Subsidiaries or the Purchaser as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Selling Stockholders under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Purchaser by the Selling Stockholders, the Company or any of the Subsidiaries pursuant to the terms of this Agreement.

    10.3 DEMANDS. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

    10.4 RIGHT TO CONTEST AND DEFEND. The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

    10.5 COOPERATION. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

      10.6 RIGHT TO PARTICIPATE. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

    10.7 PAYMENT OF DAMAGES. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final non-appealable judgment of a court of competent jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all tax benefits and other reimbursements credited to or received by the other party related to the Damages.

    10.8 LIMITATIONS ON INDEMNIFICATION. The Selling Stockholders and the Purchaser shall not be liable for Damages under Section 10.2 or 10.1, respectively, unless the aggregate amount of Damages for which the indemnifying party would, but for the provisions of this Section 10.8, be liable exceeds, on an aggregate basis, $50,000 at which time the indemnifying party's indemnification obligation shall be for the entire amount in excess of $50,000; provided, however, that such $50,000 threshold amount shall not limit any party's liability for a knowing and intended breach of a representation, warranty or covenant of such party hereunder. In addition, the liability of each of the Selling Stockholders for the breach of its representations, warranties, covenants and agreements hereunder shall be limited to the Selling Stockholder's portion of the first $2,500,000 of the total of the Cash Consideration and Prepayment received by such Selling Stockholder under this Agreement determined on the basis of the Seller Percentages, respectfully, of the Selling Stockholders; provided, however, that the liability of a Selling Stockholder for the breach of any representations and warranties in Section 4.10 of this Agreement shall be limited to such Selling Stockholder's portion of the total Cash Consideration and Prepayment paid by the Purchaser less any other indemnification payments that do not relate to Section 4.10. The liability of the Purchaser for breach of its representations, warranties, covenants and agreements hereunder shall be limited to $2,500,000.


                                  ARTICLE XI
                                   MEDIATION

    11.1 DIRECT NEGOTIATION. Notwithstanding any other provisions of this Agreement, the parties to this Agreement (for purposes of this Article XI, the "Party" or "Parties") agree to the prompt and equitable settlement of all controversies or claims (a "dispute") between or among the Parties only (and not involving third parties) including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments ("Subject Documents"), including any claim based on or arising from an alleged tort, through either negotiation, mediation or binding arbitration as set forth in this Article XI. The Parties agree to negotiate their differences directly and in good faith for a period of no less than thirty days after receiving written notification of the existence of a dispute.

    11.2 MEDIATOR. If a dispute involving only parties to this Agreement is not resolved within thirty days after written notification of the existence of a dispute, the Parties agree to submit their dispute to a mediator to work with them to resolve their differences. The Parties hereto agree that at any time a dispute is to be mediated under this Agreement, the Parties will either agree upon a mediator to mediate the dispute or pick one in a blind drawing from a list of names of experienced mediators compiled by each Party submitting one such name, and the mediator whose name is drawn will mediate the dispute. The Parties shall notify the selected mediator in writing of the existence of a dispute and the selected mediator shall have thirty days from receipt of the notification to meet with the Parties in an effort to help them resolve the dispute, unless the Parties mutually consent to an extension of such deadline. If the originally selected mediator is unable or unwilling to begin or continue to act as the selected mediator, or if the Parties mutually agree to replace the original or any subsequently selected mediator, a successor mediator shall be selected by mutual agreement in the manner set forth above or, if the Parties agree, by another method. If the Parties are unable to agree on a successor mediator, the chief judge of the federal district courts for the Southern District of Texas, Houston Division, shall select a mediator who may be rejected by the Parties only for bias.

      11.3 MEDIATION PROCEDURE. The mediation shall be conducted pursuant to the rules generally used by the mediator in the mediator's practice, subject to the following:

          (a) The mediator shall act as an advocate for resolution and shall use his or her best efforts to assist the Parties in reaching a mutually acceptable settlement. The mediator may suggest ways of resolving the dispute, but may not impose his or her own judgment on the issues and that of the Parties. The mediator shall not have the authority to decide any issue for the Parties, but will attempt to facilitate the voluntary resolution of the dispute by the Parties.

          (b) Each Party participating in the mediation shall have authority to settle, and all persons necessary to the decision to settle shall be present during the entire mediation session or sessions.

          (c) The mediation shall take place at a time and convenient location agreeable to the mediator and the Parties, as the mediator shall determine.

          (d) Mediation sessions shall be private, and only the Parties and their representatives may attend the mediation sessions. Other persons may attend the mediation sessions only with the written permission of the Parties and with the consent of the mediator.

          (e) There shall be no stenographic record of the mediation process, and no person shall tape record any portion of the mediation sessions.

          (f) No subpoenas, summons, complaints, citations, writs, or other process may be served at or away from the site of any mediation session upon any person who then is entering, on the way to, in attendance at or leaving the session.

          (g) The Parties shall participate in the mediation proceeding in good faith with the intention to settle, if at all possible.

          (h) No later than three business days prior to the mediation, each Party shall deliver to the mediator all information reasonably required for the mediator to understand the issues presented and a confidential memorandum (not to exceed five pages with normal type size and margins) setting forth the following:

    (i)   identification of the matters in dispute;

    (ii) concise statement of points (factual, legal, practical) that each Party believes enhances its chance of achieving a favorable outcome of the dispute; and

    (iii) history of settlement discussions and outstanding offers of settlement

The above rules may be amended with the consent of the Parties.

    11.4 RELEASE. The mediator shall not be a necessary or proper Party in judicial proceedings relating to the mediation. Neither the mediator, the firm employing the mediator, nor the organization providing the mediator shall be liable to any Party for any acts or omissions in connection with any mediation conducted pursuant to this Article XI.

    11.5 COMPROMISE NEGOTIATION. The mediation is a compromise negotiation for purposes of Rule 408 of the Federal Rules of Evidence and Texas Rules of Evidence and is an alternative dispute resolution procedure subject to Section
154.073 of the Texas Civil Practice & Remedies Code. The entire procedure is confidential. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, or other representatives and by the mediator, who is the Parties' joint agent for purposes of these compromise negotiations, are confidential and shall, in addition where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views, and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceedings involving the Parties and shall not be disclosed to anyone not an agent, employee, expert, or other representative for any of the Parties. Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation. Confidential information disclosed to the mediator by the Parties or by witnesses in the course of the mediation shall not be divulged by the mediator. All records, reports, or other documents received by the mediator while serving in that capacity shall be confidential. The mediator shall not be compelled to divulge such records or to testify with regard to the mediation in any adversarial proceeding or judicial forum.

    11.6 COSTS OF MEDIATION. The Parties shall bear their respective costs incurred in connection with the mediation described in this Article XI, except that the Parties shall share equally the fees and expenses of the mediator, the costs of obtaining the facility for the mediation, and the fees and expenses of any experts employed at the request of the mediator.

      11.7 TERMINATION OF MEDIATION. The mediation shall be terminated upon the first to occur of the following:

          (a) the execution of a settlement agreement resolving the dispute by the Parties;

          (b) a written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or

          (c) after the completion of two full days of mediation sessions, by written declaration of a Party or Parties to the effect that mediation proceedings are terminated.

    11.8 MANDATORY BINDING ARBITRATION. In the event that such dispute is not resolved through mediation as described above, then the Parties agree that such dispute shall be determined by binding arbitration in accordance with the Texas General Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this
Section 11.8. Judgment upon the award rendered in such arbitration proceeding may be entered in any court having jurisdiction. This section shall apply only if, at the time of proposed submission to AAA, the Parties have first tried to resolve such dispute through a non-binding mediation as provided above or have mutually agreed in writing to waive the right to resolve such dispute through mediation.

    11.9 INJUNCTIVE RELIEF. Notwithstanding any other provision of this Agreement or this Article XI to the contrary, no Party hereto shall be precluded from seeking injunctive relief or a temporary restraining order prior to implementing procedures for mediation or arbitration hereunder provided that such Party determines in the good faith exercise of its best judgment that any Party hereto or the Company will suffer irreparable injury or harm by any delay caused by mediation or arbitration proceedings.


                                  ARTICLE XII
                                 MISCELLANEOUS

    12.1 EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all parties hereto shall pay their own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect and to reimburse the Company or the Subsidiaries to the extent that either has paid any expenses arising out of the preparation, negotiation, execution and consummation of this Agreement.

    12.2 NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, by telegram, telecopy, or by recognized courier service as follows:

    If to the Selling Stockholders, addressed to the Representative:

                Mr. Richard L. Herrman
                Catalyst Compressor, Inc.
                Three Riverway, Suite 770
                Houston, Texas 77056
                Telecopy:  (713) 623-0473

          WITH A COPY TO:

                Mr. Randolph Ewing
                Boyer, Ewing & Harris
                9 Greenway Plaza, Suite 3100
                Houston, Texas  77046
                Telecopy:  (713) 871-2024

          IF TO THE PURCHASER, ADDRESSED TO:

                Mr. Randolph W. Herring
                Herlin Industries, Inc.
                910 Travis Street, Suite 2130
                Houston, Texas  77002
                Telecopy:  (713) 659-1799

          WITH A COPY TO:

                Mr. Thomas D. Manford III
                Bracewell & Patterson, L.L.P.
                711 Louisiana, Suite 2900
                Houston, Texas  77002
                Telecopy:  (713) 221-1212

    Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this Section 12.2. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or by courier or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be the receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

     12.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to principles of conflicts of law.

    12.4 PUBLIC STATEMENTS. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other parties, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by applicable law.

    12.5 FORM OF PAYMENT. All payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds on the date such payment is due to such account as the party receiving payment may designate at least three business days prior to the proposed date of payment.

    12.6 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with schedules attached hereto, and any documents delivered pursuant hereto including the Escrow Agreement and the Noncompetition Agreements, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

    12.7 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by the Selling Stockholders without the prior written consent of the Purchaser. The parties specifically consent to the following future assignments:
(i) at any time by the Purchaser to any wholly-owned subsidiary of the Purchaser and (ii) after or at the Closing, as collateral for the financing of the transaction contemplated by this Agreement, the Purchaser may assign this Agreement and the Purchaser's rights hereunder and under other documents entered into in connection herewith to financial institutions or their affiliates providing any such financing or any refinancing thereof, and provided that, upon foreclosure or sale in lieu of foreclosure or deed in lieu of foreclosure or deed of any of the assets of the Purchaser or its Affiliates of the Purchaser's rights hereunder or under other documents entered into in connection herewith or a substantial portion thereof by or to any such financial institutions or their Affiliates, the representations, warranties, obligations, covenants, agreements and indemnities of the Selling Stockholders herein and in such other documents will inure to the benefit of such financial institutions (or their Affiliates) or any such purchaser or grantee.

    12.8 SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document.

    12.9 HEADINGS AND SCHEDULES. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such schedules are incorporated in the definition of "Agreement."

     12.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    EXECUTED as of the date first set forth above.


    HERLIN INDUSTRIES, INC.

    By: /s/ RANDOLPH W. HERRING
    Name:   Randolph W. Herring
    Title:  President
                                                       NUMBER OF SHARES
                                                     AND SELLER PERCENTAGE
                                                     ---------------------
    CATALYST CAPITAL PARTNERS I, LTD.               10,327,439 Common Stock
                                                    319,174 Preferred Stock
                                                    81.29%
    By: /s/ RICHARD L. HERRMAN
    Name:   Richard L. Herrman
    Title:  Vice President


    THE CATALYST GROUP, INC.                        49,300 Common Stock
                                                    .39%
    By: /s/ RICHARD L. HERRMAN
    Name:   Richard L. Herrman
    Title:  Vice President

    CATALYST COMPRESSOR, INC.                       77,743 Common Stock
    (and as the Representative)                     .61%

    By: /s/ RICHARD L. HERRMAN
    Name:   Richard L. Herrman
    Title:  Vice President


    /s/ ANDREW CORMIER                              492,996 Common Stock
        Andrew Cormier                              3.88%


    MATTHEW JAMES CORMIER TRUST                     123,248 Common Stock
                                                    .97%
    By: /s/ ANDREW CORMIER, Trustee
        Andrew Cormier, Trustee


    PAIGE SONYA CORMIER TRUST                       123,248 Common Stock
                                                    .97%
    By: /s/ ANDREW CORMIER, Trustee
        Andrew Cormier, Trustee


    /s/ TROY CORMIER                                246,497 Common Stock
        Troy Cormier                                1.94%

    /s/ GARY FARR                                   385,417 Common Stock
        Gary Farr                                   3.03%



    /s/ HARRY ARDOIN                                246,497 Common Stock
        Harry Ardoin                                1.94%



    /s/ GARY CRYER                                  246,497 Common Stock
        Gary Cryer                                  1.94%



    /s/ MIKE RICHARDS                               192,708 Common Stock
        Mike Richards                               1.52%



    /s/ STEVE GILLIOZ                               192,708 Common Stock
        Steve Gillioz                                1.52%